Exhibit 99.1
Peg D. Hall (SBT 05968450)
Robert E. Richards (Admitted Pro Hac Vice)
SONNENSCHEIN NATH & ROSENTHAL LLP
2000 McKinney Avenue, Suite 1900
Dallas, Texas 75201
Telephone: 214-259-0900
Facsimile: 214-259-0910
Email: pdhall@sonnenschein.com
          rrichards@sonnenschein.com
COUNSEL FOR THE DEBTOR
AND DEBTOR IN POSSESSION
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§
	§	Case No. 09-33852 -HDH
SONORAN ENERGY, INC.	§
	§	Chapter 11
Debtor.	§
§
NOTICE OF MOTION TO DISMISS CHAPTER 11 CASE AND DECEMBER 8, 2009 HEARING ON MOTION
     PLEASE TAKE NOTICE that the Debtor filed a Motion for Voluntary Dismissal of the Debtor’s Chapter 11 Case Pursuant to 11 U.S.C. § 1112(b) (the “Motion”). The Debtor seeks to voluntarily dismiss the above-captioned chapter 11 case for “cause” shown under Section 1112(b)(4) of the Bankruptcy Code. A copy of the Motion is available upon request to the counsel for the Debtor, Sonnenschein Nath & Rosenthal LLP, Attn: Robert E. Richards, at rrichards@sonnenschein.com and 312-876-7934 (facsimile). A hearing on the Motion is set for December 8, 2009 at 1:30 p.m. (Central Time), before Judge Harlin D. Hale in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, 1100 Commerce Street, 14th Floor, Judge Hale’s Courtroom, Dallas, Texas 75242.

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